UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005 (October 26, 2005)

PERICOM SEMICONDUCTOR CORPORATION
 (Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street
San Jose, California 95134
(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

          See item 5.02 of this Form 8-K and Exhibit 10.1 of this Form 8-K, each of which is incorporated by reference into this item 1.01.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On October 26, 2005, Pericom Semiconductor Corporation (the “Company”) was informed by Michael D. Craighead that he would resign from his positions as Vice President, Chief Financial Officer and Assistant Secretary of the Company.  In order to ensure a smooth transition, Mr. Craighead has agreed to remain with the Company until January 31, 2006.   For this transition period, the Company has agreed that if Mr. Craighead remains with the Company until January 31, 2006, the Company will pay him a bonus of $30,000 and accelerate the vesting of certain unvested options.  If he is terminated by the Company without cause prior to January 31, 2006, he will receive a pro-rated bonus amount.  Should he voluntarily terminate his employment prior to January 31, 2006, he will not receive the bonus and the vesting of his options will not be accelerated.

          A copy of the foregoing agreement is attached hereto as Exhibit 10.1.  The agreement was approved by the board of directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Letter Agreement, dated as of October 26, 2005, by and between the Company and Michael D. Craighead.

	99.1	Press release dated November 1, 2005, announcing resignation of Michael D. Craighead as Chief Financial Officer of Pericom Semiconductor Corporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: November 1, 2005	By:	/s/ Alex Hui

Alex Hui
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated as of October 26, 2005, by and between the Company and Michael D. Craighead.

99.1	Press release dated November 1, 2005, announcing resignation of Michael D. Craighead as Chief Financial Officer of Pericom Semiconductor Corporation.